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                                                                    EXHIBIT 10.7


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                              ARRAY BIOPHARMA INC.




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                                TABLE OF CONTENTS

                                                                                                       Page
RECITALS          .......................................................................................1

SECTION 1.        PURCHASE AND SALE......................................................................1
        1.1       Authorization of Shares................................................................1
        1.2       Sale and Purchase......................................................................1

SECTION 2.        CLOSING................................................................................1

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................2
        3.1       Organization, Good Standing and Qualification..........................................2
        3.2       Capitalization.........................................................................2
        3.3       Authorization..........................................................................3
        3.4       Financial Statements...................................................................3
        3.5       Liabilities............................................................................3
        3.6       Changes................................................................................3
        3.7       Material Contracts.....................................................................5
        3.8       Obligations to Related Parties.........................................................5
        3.9       Assets.................................................................................6
       3.10       Intellectual Property..................................................................6
       3.11       Compliance with Other Instruments......................................................7
       3.12       Litigation.............................................................................7
       3.13       Taxes..................................................................................7
       3.14       Employees and Consultants..............................................................7
       3.15       Employee Benefits Matters..............................................................8
       3.16       Registration Rights....................................................................8
       3.17       Governmental Approvals/Third Party Consents............................................8
       3.18       Compliance with Laws...................................................................8
       3.19       Environmental Matters..................................................................9
       3.20       Offering Valid.........................................................................9
       3.21       Accuracy of Information Furnished......................................................9
       3.22       Insurance..............................................................................9
       3.23       Investment Company Act.................................................................9

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASERS...........................................9
        4.1       Requisite Power and Authority..........................................................9
        4.2       Investment Representations............................................................10
        4.3       Restrictive Legends...................................................................11

SECTION 5.        CONDITIONS TO CLOSING.................................................................11
        5.1       Conditions to Purchasers' Obligations at the First Closing............................11
        5.2       Conditions to Obligations of the Company at First Closing.............................13

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
SECTION 6.        COVENANTS OF THE COMPANY FOR THE PERIOD FOLLOWING CLOSING.............................13
        6.1       Use of Proceeds.......................................................................13
        6.2       Maintenance of Corporate Status.......................................................14
        6.3       Compliance with Governing Documents...................................................14
        6.4       Compliance with Laws, Licenses and Permits; No Infringement...........................14
        6.5       Discharge of Obligations..............................................................14
        6.6       Maintenance of Properties.............................................................14
        6.7       Maintenance of Proprietary Information................................................14
        6.8       Compensation of Directors.............................................................15
        6.9       Books and Records.....................................................................15

SECTION 7.        MISCELLANEOUS.........................................................................15
        7.1       Governing Law.........................................................................15
        7.2       Survival..............................................................................15
        7.3       Successors and Assigns................................................................15
        7.4       Entire Agreement......................................................................15
        7.5       Severability..........................................................................15
        7.6       Amendment and Waiver..................................................................15
        7.7       Delays or Omissions...................................................................16
        7.8       Notices...............................................................................16
        7.9       Expenses..............................................................................16
       7.10       Indemnification by the Company........................................................16
       7.11       Indemnification by the Purchasers.....................................................16
       7.12       Titles and Subtitles..................................................................17
       7.13       Counterparts..........................................................................17
       7.14       Broker's Fees.........................................................................17
       7.15       Arbitration...........................................................................17
       7.16       Exculpation Among Purchasers..........................................................17
       7.17       Pronouns..............................................................................18



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                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                              ARRAY BIOPHARMA INC.

         This Series C Preferred Stock Purchase Agreement (the "AGREEMENT") is made and entered into as of the 31st day of August 2000, by and among ARRAY BIOPHARMA INC., a Delaware corporation (the "COMPANY"), and each of the "PURCHASERS" identified on the signature pages hereto.

                                    RECITALS

         A. The Company has authorized the issuance and sale of a total of 1,666,667 shares (the "SHARES") of Series C Preferred Stock of the Company, par value $0.001 per share.

         B. The Company desires to sell the Shares to Purchasers, and Purchasers desire to purchase the Shares from the Company, pursuant to the terms and conditions contained herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and Purchasers hereby each agree as follows:


SECTION 1. PURCHASE AND SALE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares; and (ii) such shares of Common Stock issuable upon conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "AMENDED Certificate").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit B hereto, at the purchase price of $6.00 per Share.

SECTION 2. CLOSING.

         The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place at 9:00 a.m. on the date hereof, at the offices of Hogan & Hartson L.L.P., 1800 Broadway, Suite 200, Boulder Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each


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Purchaser as set forth opposite such Purchaser's name on Exhibit B, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Disclosure Schedule attached hereto as Exhibit C, the Company hereby represents and warrants to each Purchaser that is purchasing the Shares as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amendment No. 1 to Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the "AMENDED INVESTOR RIGHTS AGREEMENT"), and the Amendment No. 2 to Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit E (the "AMENDED SHAREHOLDERS AGREEMENT") (collectively with this Agreement and the Amended Certificate, the "FINANCING DOCUMENTS"), to issue and sell the Shares and to carry out the provisions of the Financing Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company does not own, directly or indirectly, equity securities of any other corporation, limited partnership, limited liability company or other similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.2 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) 20,225,000 shares of Common Stock, 3,865,743 shares of which are issued and outstanding as of August 31, 2000, 4,837,500 shares of which are reserved for issuance to employees and consultants pursuant to the Company's 1998 Stock Option Plan, as amended, 6,800,000 shares of which are reserved for issuance upon conversion of the Series A Preferred Stock and warrants, 3,300,000 shares of which are reserved for issuance upon conversion of the Series B Preferred Stock, 1,725,000 shares of which are reserved for issuance upon conversion of the Series C Preferred Stock; and (b) 11,825,000 shares of Preferred Stock, 6,800,000 shares of which are designated Series A Preferred Stock, 6,635,000 shares of which are issued and outstanding; 3,300,000 shares of which are designated Series B Preferred Stock, 3,199,999 shares of which are issued and outstanding; and 1,725,000 shares of which are designated as Series C Preferred Stock, no shares of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Amended Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to the Financing Documents, the Company's Preferred and Common Stock Purchase Agreement dated May 18, 1998, as amended, the Company's Series B Stock Purchase Agreement dated November 16, 1999, and the


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agreements referred therein, options granted pursuant to the Company's 1998
Stock Option Plan, and warrants granted pursuant to certain of the Company's credit facilities, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Amended Certificate, and upon receipt of the consideration therefor, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and federal securities laws. A schedule describing the anticipated capitalization of the Company as of the Closing is attached as Exhibit F hereto.

         3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Financing Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Amended Certificate has been taken or will be taken prior to the Closing. The Financing Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in the Amended Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS. The Company's unaudited financial statements for its fiscal year ended June 30, 2000, and its unaudited balance sheet (the "BALANCE SHEET") as of July 31, 2000 (the "BALANCE SHEET Date"), and unaudited statements of operations of the Company for the period from July 1, 2000 through the Balance Sheet Date, made available to the Purchasers in connection with the investment contemplated hereby (collectively, the "FINANCIAL STATEMENTS"), fairly present in all material respects the financial position and the results of operations of the Company for the period covered thereby.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, the Company knows of no material contingent liabilities not disclosed in the Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date which have not been, either in any individual case or in the aggregate, materially adverse.

         3.6 CHANGES. Since the Balance Sheet Date, and excluding the transactions contemplated by the Financing Documents, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary


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course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

                  (1) Any change in any material agreement to which the Company is a party or by which it is bound that materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or


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                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.


         3.7 MATERIAL CONTRACTS.

                  (a) Except as set forth on Item 3.7(a) of the Disclosure Schedule, the Company has no, and is not bound by, any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $20,000, and do not extend for more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business; and (iii) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business. Every contract disclosed on Item 3.7(a) of the Disclosure Schedule (collectively, the "MATERIAL CONTRACTS") is a legal, valid and binding obligation, enforceable in accordance with its terms with respect to the Company and any other parties bound thereby, and true and complete copies of all Material Contracts have been provided to Purchasers. The Company has not been given notice that any other party is currently in breach of any of the terms of any Material Contract. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of any Material Contract or would result in the creation or imposition of any lien or encumbrance on the Company, or any of the Company's property. The Company has not received notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

                  (b) Except as set forth on Item 3.7(b) of the Disclosure Schedule, the Company has not engaged in the past three months in any discussion
(i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is or was to be disposed; or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (i) for payment of salary for services rendered since the commencement of the Company's most recent payroll period; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth on Item 3.8 of the Disclosure Schedule, none of the


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officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.


         3.9 ASSETS; REAL PROPERTY. The Company has good title to all of its personal property, including all assets reflected on the balance sheets included in the Financial Statements or acquired by the Company since the Balance Sheet Date, all of which are in good operating condition and free and clear of material restrictions on or conditions to transfer or assignment, and free and clear of all liens, claims, mortgages, pledges, charges, equities, easements, rights of way, covenants, conditions, security interests, encumbrances, or restrictions, except for liens for current taxes or materialmen not yet due and payable or being contested in good faith and as set forth on Item 3.9 of the Disclosure Schedule. The Company does not own any real property. Set forth on
Item 3.9 of the Disclosure Schedule is a correct and complete list (including the amount of annual rents called for and a summary description of the leased property) of all leases under which the Company is a lessee. The properties and leases listed on Item 3.9 of the Disclosure Schedule are sufficient for the conduct of the Company's business as now being and presently planned to be conducted. The Company holds a valid leasehold interest in all leases listed on
Item 3.9 of the Disclosure Schedule, free of any liens, claims, or encumbrances granted by the Company, except for those described in the first sentence of this
Section 3.9, and is not in default under any such lease. The Company enjoys peaceful and undisturbed possession of all premises leased to it from others, and does not occupy any real property in material violation of any law, regulations, or decree.

         3.10 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has received no communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or


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

her duties to the Company or that would conflict with the Company's business as currently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Amended Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with the Financing Documents, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Amended Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There are no actions, suits, or legal, administrative, or other proceedings or investigations pending or, to the best of the Company's knowledge, threatened before any court, agency, or other tribunal to which the Company is a party or against or affecting any of the property, assets, businesses, or financial condition of the Company. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party.

         3.13 TAXES. The Company has timely filed all federal, state, county, local and foreign tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the Financial Statements for) all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable. The Company's federal income and other tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received. The Company has received no notice of any disputes, deficiency assessments, or proposed adjustments to taxes payable by the Company.

         3.14 EMPLOYEES AND CONSULTANTS. Except as set forth on Item 3.14 of the Disclosure Schedule, the Company has not entered into any arrangement with any present or former employee that will result in any obligation of the Company to make any payment to such employee upon termination of his or her employment with the Company. Item 3.14 of the Disclosure Schedule lists all key executive officers of the Company with whom the Company has entered into an employment agreement. True and complete copies of all written employment agreements with the key executive officers of the Company listed on Item 3.14 of the Disclosure Schedule have been made available to Purchasers prior to the Closing Date. To the Company's


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

knowledge, no employee of or consultant to the Company is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company. The Company has not received notice that any executive officer intends to terminate his employment with the Company, nor does the Company have any present intention to terminate the employment of any executive officer. To the Company's knowledge, none of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his/her reasonable diligence to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is obligated, which conflict, breach, or default would be materially adverse to the Company.

         3.15 EMPLOYEE BENEFITS MATTERS. The Company does not maintain or contribute to any plan or arrangement that constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA except as set forth on Item 3.15, and is not obligated to contribute to or accrue or pay benefits under any deferred compensation or retirement funding arrangement.

         3.16 REGISTRATION RIGHTS. Except as required pursuant to the Amended Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.17 GOVERNMENTAL APPROVALS/THIRD PARTY CONSENTS. All consents, approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of the Financing Documents and the performance of the transactions contemplated thereby (including the issuance and sale of the Shares) have been obtained by the Company. The Company has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

         3.18 COMPLIANCE WITH LAWS. The Company (a) has complied with and is in compliance in all material respects with all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations, and (b) has received no written notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for any such noncompliance or claim of default or violation, if any, which in the aggregate do not and will not have a material adverse effect the property, operations, financial condition or prospects of the Company.


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

         3.19 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all environmental and occupational health and safety laws and, to its knowledge, except as set forth on Item 3.19 of the Disclosure Schedule, no material expenditures are or will be required in order to comply with any such laws.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified, or are exempt from registration and qualification, under the registration, permit or qualification requirements of all applicable state securities laws.

         3.21 ACCURACY OF INFORMATION FURNISHED. The Financing Documents, as well as any exhibit, certificate, written statement, material or information furnished to the Purchasers by or on behalf of the Company pursuant thereto or in connection with the transactions contemplated thereby, do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

         3.22 INSURANCE. The Company has obtained fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.23 INVESTMENT COMPANY ACT. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         Each Purchaser makes the following representations and warranties to the Company as to itself that:

         4.1. REQUISITE POWER AND AUTHORITY. Purchaser is an individual, or a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite limited liability company, partnership or corporate power and authority to own its assets and operate its business. Purchaser has all necessary corporate, limited liability company or partnership power and authority under all applicable provisions of law to execute and deliver each of the Financing Documents to which it is a party and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of the Financing Documents have been or will be effectively taken prior to each Closing Date. Upon their execution and delivery, the Financing Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Amended Investor Rights Agreement may be limited by applicable laws.

         4.2. INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account for investment purposes only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in the Financing Documents.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to ask questions of, and receive answers from, directors, officers and management of the Company relating to the Company's business, management and financial affairs and to the terms and conditions of this investment, and has had the opportunity to review the Company's operations and facilities.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. The residence of Purchaser (if an individual), or the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser as stated in the Company's shareholder records.

         4.3 RESTRICTIVE LEGENDS. Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares or the Conversion Stock to the following effect:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF NOVEMBER 19, 1999, AS MAY BE AMENDED FROM TIME TO TIME, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMP ANY AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE SHAREHOLDER."

SECTION 5. CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares, and the proposed issuance of the Conversion Shares, shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF AMENDED CERTIFICATE. The Amended Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (g) CERTIFICATES. The Company shall have delivered to
Purchasers:

                           (1) proof of filing of the Amended Certificate, and a
certificate, as of the most recent practical date, of the Secretary of State of Delaware as to the Company's good standing;

                           (2) a certificate of the Secretary of the Company
dated as of the Closing Date, certifying as to (i) the incumbency of the officers of the Company executing the Financing Agreements and all other documents executed and delivered in connection therewith; (ii) a copy of the Amended Certificate, in effect as of the Closing Date; (iii) a copy of the Bylaws of the Company, in effect as of the Closing Date; and (iv) a copy of the resolutions or consents of the Board of Directors and stockholders of the Company authorizing and approving the Company's execution, delivery and performance of the Financing Agreements; and

                           (3) a certificate, executed by the Chief Executive
Officer of the Company as of the Closing Date, certifying to the fulfillment of all of the conditions of the Purchasers' obligations under this Agreement, as set forth in this Section 5.

                  (h) AMENDED INVESTOR RIGHTS AGREEMENT. The Amended Investor Rights Agreement shall have been executed and delivered by the parties thereto.

                  (i) AMENDED SHAREHOLDERS AGREEMENT. The Amended Shareholders Agreement shall have been executed and delivered by the parties thereto.

                  (j) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit ------- G.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

                  (c) FILING OF AMENDED CERTIFICATE. The Amended Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (d) AMENDED INVESTOR RIGHTS AGREEMENT. The Amended Investor Rights Agreement shall have been executed and delivered by the Purchasers.


                  (e) AMENDED SHAREHOLDERS AGREEMENT. The Amended Shareholders Agreement shall have been executed and delivered by the Purchasers.

                  (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

                  (g) MINIMUM INVESTMENT. The Purchasers shall purchase at least 1,666,667 Shares in the aggregate at the Closing.

SECTION 6. COVENANTS OF THE COMPANY FOR THE PERIOD FOLLOWING CLOSING.

         Until the date upon which all Shares held by Purchasers (including any capital stock of the Company issued upon conversion of the Shares) are no longer outstanding, the Company covenants to each Purchaser and agrees as follows:

         6.1 USE OF PROCEEDS. The Company shall use all proceeds from the sale of the Shares to Purchasers pursuant to this Agreement for financing of expenditures related to product development, equipment and facilities expansion, funding ongoing operating costs and general working capital.

         6.2 MAINTENANCE OF CORPORATE STATUS. The Company shall maintain, and shall cause each affiliate to maintain, its corporate or partnership existence in good standing or effective under the laws of its jurisdiction of organization and any other states or jurisdictions in which its failure to qualify as a foreign corporation or entity would have a material adverse effect on its operations or financial condition.

         6.3 COMPLIANCE WITH GOVERNING DOCUMENTS. The Company shall comply, and shall cause each affiliate to comply, in all material respects with its Amended Certificate, Bylaws or other governing documents.

         6.4 COMPLIANCE WITH LAWS, LICENSES AND PERMITS; NO INFRINGEMENT. The Company shall comply with all applicable federal, state, local, foreign and other laws, regulations and ordinances, and with all applicable federal, state, local and foreign governmental licenses and permits necessary for conducting its business, except to the extent that any noncompliance would not have a material adverse effect upon the Company. The Company shall not knowingly engage in any activities that infringe upon the intellectual property rights of any other person, corporation, partnership or other entity which could have a material adverse effect upon the Company.

         6.5 DISCHARGE OF OBLIGATIONS. The Company shall pay and discharge all taxes, assessments, and governmental charges lawfully levied or imposed upon it (in each case before they become delinquent and before penalties accrue), all lawful claims for labor, materials, supplies and rents, and all other debts and liabilities that if unpaid would by law be a lien or charge upon any of the asserts or properties of the Company or lead to suspension of the business of the Company (except to the extent contested in good faith by the Company and for which adequate reserves are established).

         6.6 MAINTENANCE OF PROPERTIES. The Company shall maintain all real and personal property used in the business of the Company in good operating condition, and shall make all repairs, renewals, replacements, additions and improvements to those properties as are necessary or appropriate in the ordinary course of business.

         6.7 MAINTENANCE OF PROPRIETARY INFORMATION. The Company shall maintain all proprietary information, and all applications and registrations therefor owned or held by the Company, in full force and effect, except as otherwise determined in the ordinary course of business. The Company shall not encumber or license others to use its proprietary information owned by it except in the ordinary course of the Company's business, and shall maintain the confidentiality and trade secret status of all proprietary information that is confidential except contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.8 COMPENSATION OF DIRECTORS. Each member of the Board of Directors shall be entitled to (a) customary liability insurance obtained at commercially reasonable rates, and (b) reimbursement by the Company for all out-of-pocket expenses, including, without limitation, travel expenses, incurred by such director in connection with the performance of such directors duties, subject to approval by the Board of Directors, such approval not be unreasonably withheld.

         6.9 BOOKS AND RECORDS. The Company shall, and shall cause each affiliate to, keep proper books of records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each affiliate, in accordance with generally accepted accounting principles in effect from time to time. The Company shall provide Purchasers with access to all such books and records and allow Purchasers to make copies and abstracts thereof at reasonable times.

SECTION 7. MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the Delaware General Corporation Law will govern as to matters of corporate law.

         7.2 SURVIVAL. The representations, warranties, covenants and agreement made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 ENTIRE AGREEMENT. The Financing Documents, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company, and the holders representing at least two-thirds of the

Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold).

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under any of the Financing Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under any of the Financing Documents or any waiver of any provisions or conditions of any of the Financing Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under any of the Financing Documents, under any law or otherwise afforded to any party, shall be cumulative and not alternative.

         7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal place of business and to Purchasers at the addresses set forth in the shareholder records of the Company or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.9 EXPENSES. The Company hereby agrees to reimburse each Purchaser for its out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all expenses incurred in connection with its due diligence examination of the Company, the preparation and negotiation of the Financing Documents, including the reasonable fees and expenses of special counsel to the Purchasers, (HELLER EHRMAN WHITE & MCAULIFFE) and in connection with the enforcement of rights and remedies of the Purchasers hereunder and under the Amended Shareholders Agreement and all other documents evidencing the transactions contemplated herein.

         7.10 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold each Purchaser harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in the Financing Documents.

         7.11 INDEMNIFICATION BY THE PURCHASERS. Each Purchaser, severally and not jointly, agrees to indemnify and hold the Company harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which the Company may suffer, sustain or become subject to as a result of or in connection with the breach by such Purchaser of any representation, warranty, covenant or agreement of such Purchaser contained in the Financing Documents.

         7.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.13 COUNTERPARTS. This Agreement may be delivered via facsimile and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

         7.15 ARBITRATION. The parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that any party may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "DISPUTES") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in the Denver, Colorado metropolitan area. The arbitrator shall apply Colorado law to all issues in dispute, except issues with respect to corporate law in which case the arbitrator shall apply Delaware law, in accordance with Section
7.1 above. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

         7.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

                  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         7.17 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

COMPANY:

ARRAY BIOPHARMA INC.                           PURCHASERS:

By: /s/ ROBERT CONWAY                          FRAZIER HEALTHCARE II, L.P.
    --------------------------------------
    Robert Conway, Chief Executive Officer     By:    /s/ ROBERT W. OVERELL
                                                   -----------------------------
                                               Name:  Robert W. Overell
                                                     ---------------------------
                                               Title: General Partner
                                                      --------------------------


                                               ARCH VENTURE FUND III, L.P.
                                               By:  Arch Venture Partners, LLC,
                                                      its General Partner

                                               By:    /s/ ROBERT T. NELSON
                                                   -----------------------------
                                               Name:  Robert T. Nelson
                                                     ---------------------------
                                               Title: Managing Director
                                                      --------------------------

                                               ROVENT II LIMITED PARTNERSHIP
                                               By:  Advent International Limited
                                                       Partnership, its General
                                                       Partner
                                               By:  Advent International
                                                     Corporation,
                                                       its General Partner

                                               By:    /s/ JASON FISHERMAN
                                                   -----------------------------
                                               Name:  Jason Fisherman
                                                     ---------------------------
                                               Title: Vice President
                                                      --------------------------

                                               MITSUI & CO. (U.S.A.), INC.

                                               By:    /s/ YOUICHIRO ENDO
                                                   -----------------------------
                                               Name:  Youichiro Endo
                                                     ---------------------------
                                               Title: General Manager
                                                      --------------------------

                                               FALCON TECHNOLOGY PARTNERS, L.P.,

                                               By:   /s/ JAMES L. RATHMANN
                                                   -----------------------------
                                                     James L. Rathmann,
                                                       General Partner

                                  BOULDER VENTURES II, L.P.

                                  By: /s/ KYLE LEFKOFF
                                      ------------------------------------------
                                        Kyle Lefkoff, General Partner

                                  BOULDER VENTURES II, (ANNEX) L.P.

                                  By:  /s/ KYLE LEFKOFF
                                      ------------------------------------------
                                        Kyle Lefkoff, General Partner

                                  THE CARUTHERS FAMILY, L.L.C.

                                  By:  /s/ MARVIN H. CARUTHERS
                                      ------------------------------------------
                                        Marvin H. Caruthers, Ph.D.,  Manager

                                  /s/ DAVID SNITMAN
                                  ----------------------------------------------
                                  DAVID SNITMAN, PH.D.

                                  /s/ ANTHONY D. PISCOPIO
                                  ----------------------------------------------
                                  ANTHONY D. PISCOPIO, PH.D.

                                  /s/ K.C. NICOLAOU
                                  ----------------------------------------------
                                  K.C. NICOLAOU, PH.D.

                                  /s/ FRANK A. BONSAL
                                  ----------------------------------------------
                                  FRANK A. BONSAL, JR.

                                  /s/ MICHAEL CARRUTHERS
                                  ----------------------------------------------
                                  MICHAEL CARRUTHERS

                                  /s/ CHRISTOPHER D. OZEROFF
                                  ----------------------------------------------
                                  CHRISTOPHER D. OZEROFF

                                  /s/ WILLIAM R. ROBERTS
                                  ----------------------------------------------
                                  WILLIAM R. ROBERTS

                                  /s/ KIRBY L. CRAMER
                                  ----------------------------------------------
                                  KIRBY L. CRAMER

                                  /s/ JOSEPH LEFKOFF
                                  ----------------------------------------------
                                  JOSEPH LEFKOFF


                                  VECTOR LATER-STAGE EQUITY FUND II, L.P.
                                  By:  Vector Fund Management II, L.L.C., its
                                       General Partner

                                  By:  /s/ BARCLAY A. PHILLIPS
                                     -------------------------------------------
                                  Print Name:  Barclay A. Phillips
                                              ----------------------------------
                                  Title:  Managing Director
                                         ---------------------------------------

                                  VECTOR LATER-STAGE EQUITY FUND II (Q.P.), L.P.
                                  By:  Vector Fund Management II, L.L.C., its
                                       General Partner

                                  By:  /s/ BARCLAY A. PHILLIPS
                                     -------------------------------------------
                                  Print Name:  Barclay A. Phillips
                                              ----------------------------------
                                  Title:  Managing Director
                                         ---------------------------------------

                                  MOSAIX VENTURES, LP
                                  By:  Mosaix Ventures Management, LLC,
                                       its General Partner

                                  By: /s/ RANJAN LAL
                                      ------------------------------------------
                                      Ranjan Lal, Managing Partner

                                    EXHIBIT A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               State of Delaware               PAGE 1

                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ARRAY BIOPHARMA INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2000, AT 11:30 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                       /s/ EDWARD J. FREEL
                             [SEAL]    -----------------------------------
                                       Edward J. Freel, Secretary of State

2856233 8100                                       AUTHENTICATION: 0650953

001441765                                                    DATE: 08-31-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DEPARTMENT OF CORPORATIONS
                                                      FILED 11.30 AM 08/31/2000
                                                          001441765 - 2856233

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              ARRAY BIOPHARMA INC.

                       (PURSUANT TO SECTIONS 242 AND 245)

     Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows for the purpose of amending and restating its Certificate of Incorporation:

     1. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 6, 1998.

     2. The Board of Directors of the Corporation duly adopted resolutions containing provisions of this Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and called for the approval of the stockholders of the Corporation to such amendment and restatement in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. That the holders of at least 66 2/3% of the outstanding shares of the Corporation's Series A Preferred Stock voting as a single class, 66 2/3% of the outstanding shares of the Corporation's Series B Preferred Stock voting as a single class and 50% of the outstanding shares of the Corporation's Common Stock and Preferred Stock voting as a single class, in each case acting by means of written consent in lieu of a meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, adopted and approved this Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     4. That the text of the Corporation's Certificate of Incorporation as heretofore amended and supplemented is hereby further amended and restated in its entirety to read as follows:


                                   ARTICLE I
                                      NAME

         The name of the corporation is Array BioPharma Inc.

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                               NATURE OF BUSINESS

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                              CAPITAL; SHAREHOLDERS

     4.1 Authorized Capital. The aggregate number of shares that the Corporation shall have authority to issue is 20,225,000 shares of common stock, each having a par value of $0.001 (the "Common Stock"), and 11,825,000 shares of preferred stock, each having a par value of $0.001, 6,800,000 shares of which shall be designated as Series A Preferred Stock, 3,300,000 shares of which shall be designated as Series B Preferred Stock and 1,725,000 shares of which shall be designated as Series C Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock is sometimes collectively referred to herein as the "Preferred Stock."

     4.2 Relative Rights and Preferences. The designations, preferences and rights of the shares of each class of stock which the Corporation is authorized to issue, and the limitations thereof, are as set forth in the following provisions of this Section 4.2:

          (a) Common Stock.

               (i) General. The dividend and liquidation rights of the holders of the Common Stock are junior to, subject to and qualified by the rights of the holders of the Preferred Stock.

               (ii) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any preferential dividend rights of any then-outstanding Preferred Stock.

               (iii) Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, out of the assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then-outstanding Preferred Stock, to share ratably among themselves in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (iv) Voting. Each holder of Common Stock of record shall have one vote for each share of stock outstanding in his name and on the books of the Corporation except that, in the election of directors, he shall have the right to vote each such share for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

          (b) Series Preferred Stock. The designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of the series of Preferred Stock shall be as follows:

               (i) Certain Definitions. Unless the context otherwise requires, for purposes of Section 4.2(b), the terms defined in this Section 4.2(b)(i) shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                    "Common Stock" shall mean the common stock, $0.001 par value per share, of the Corporation.

                    "Disposition Proceeds" shall have the meaning set forth in
          Section 4.2(b)(iii)(C).

                    "Equivalent Common Dividend" shall have the meaning set forth in Section 4.2(b)(ii).

                    "Liquidation Preferences" shall have the meaning set forth in Section 4.2(b)(iii)(C).

                    "Mandatory Conversion Date" shall have the meaning set forth in Section 4.2(b)(iv)(B).

                    "Preferred Stock" shall mean any authorized series of preferred stock of the Corporation, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                    "Qualifying IPO" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of Common Stock, at a price per share of at least $8.00, and the aggregate gross proceeds of which equal or exceed $20,000,000 (before underwriting discounts and commissions).

                    "Required Consent" shall mean (i) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock or a series of such Preferred Stock, as the case may be, taken at a duly called meeting of the holders of such Preferred Stock or series of such Preferred Stock; or (ii) the written consent of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock or a series of such Preferred Stock, as the case may be.

                    "Series A Initial Purchase Price" shall mean $1.00 per share (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like).

                    "Series A Liquidation Preference" shall have the meaning set forth in Section 4.2(b)(iii)(C).

                    "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

                    "Series B Initial Purchase Price" shall mean $2.50 per share (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like).

                    "Series B Liquidation Preference" shall have the meaning set forth in Section 4.2(b)(iii)(C).

                    "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.001 par value per share, of the Corporation.

                    "Series C Initial Purchase Price" shall mean $6.00 per share (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like).

                    "Series C Liquidation Preference" shall have the meaning set forth in Section 4.2(b)(iii)(C).

                    "Series C Preferred Stock" shall mean the Series C Preferred Stock, $0.001 par value per share, of the Corporation.

                    "Subordinate Stock" shall mean any class or series of capital stock of the Corporation, however designated, which is junior in right to the Preferred Stock, including without limitation the Common Stock and any other capital stock of the Corporation that is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Preferred Stock shall have been so paid or declared and set apart for payment; or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

               (ii) Dividends. If at any time during which any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding the Corporation declares, pays or sets apart for payment any dividend on the Common Stock, whether in cash, property or otherwise, each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to receive the equivalent per share dividend (an "Equivalent Common Dividend"), when and as declared by the Corporation, based on the number of shares of Common Stock into which each share of Preferred Stock is convertible on the record date. For any Equivalent Common Dividend that is not paid in full when due, then on such due date such accrued and unpaid Equivalent Common Dividend shall be added to the Liquidation Preference of the Preferred Stock effective at such due date when such Equivalent Common Dividend was not paid. If any accrued and unpaid Equivalent Common Dividend is so added to the Liquidation Preference, such Liquidation Preference shall be reduced, effective on the date of payment, to the extent any accrued and unpaid Equivalent Common Dividend is subsequently paid.

               (iii) Distributions Upon Liquidation, Dissolution or Winding Up.

                    (A) The Corporation shall deliver to each holder of
               Preferred Stock notice of any Disposition (as defined in Section 4.2(b)(iii)(B)) at least 90 days prior to such event, which notice shall state all material facts and common terms relating to such Disposition, including, without limitation, (1) the nature of such Disposition, including, without limitation, the amount, terms and conditions of payment to the holders of the Preferred Stock and the holders of Common Stock in connection with such Disposition; (2) the date on which such Disposition shall occur; and (3) the procedures that must be followed (and the latest date that such procedures must be completed) in order for such holder to effect a conversion of shares of Preferred Stock into shares of Common Stock, if such a conversion is so desired.

                    (B) The following events shall be considered a "Disposition"
               under this Section:

                         (1) any consolidation or merger of the Corporation with
                    or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred;

                         (2) a sale, lease or other disposition of all or
                    substantially all of the assets of the Corporation; or

                         (3) any voluntary or involuntary liquidation,
                    dissolution or other winding up of the affairs of the Corporation.

                    (C) In the event of any such Disposition, before any payment or distribution shall be made to the holders of the Common Stock, the holders of Preferred Stock shall be entitled to be paid out of the Disposition Proceeds in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors, an amount (the "Series A Liquidation Preference", the "Series B Liquidation Preference" and the "Series C Liquidation Preference") equal to either the Series A Initial Purchase Price, the Series B Initial Purchase Price or the Series C Initial Purchase Price, as appropriate, plus any accrued but unpaid dividends. If upon any such Disposition, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock the full amount of their respective Liquidation Preferences, the holders of the Preferred Stock shall share ratably among themselves in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (iv) Conversion Rights.

                    (A) Conversion at the Option of the Holder. The holders of the Preferred Stock shall have the right, at their option, to convert shares of Preferred Stock into shares of Common Stock of the Corporation at any time and from time to time on the following terms and conditions:

                         (1) Each share of Preferred Stock shall be converted at
                    the option of the holder thereof, without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Initial Purchase Price, the Series B Initial Purchase Price or the Series C Initial Purchase Price, as applicable, by the Series A Conversion Rate, the Series B Conversion Rate or the Series C Conversion Rate, respectively, in effect at the time of conversion. For purposes of this section, the "Series A Conversion Rate", the "Series B Conversion Rate" and the "Series C Conversion Rate" shall initially shall be equal to the Series A Initial Purchase Price, Series B Initial Purchase Price and the Series C Initial Purchase Price, respectively, and shall each be subject to adjustment as provided in Section 4.2(b)(iv)(C)(2) below.

                         (2) The Corporation shall not issue, in connection with
                    the conversion of shares of Preferred Stock, certificates for fractional shares, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount of cash equal to such fraction multiplied by the fair value of one share of Common Stock, as determined by the Board of Directors, whose determination shall be conclusive.

                         (3) In order for any holder of shares of Preferred
                    Stock to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of shares of Preferred Stock, or to his nominee or nominees, certificates for the full number of shares of Common Stock to which he shall be entitled as aforesaid. Shares of Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                         (4) If a holder converts shares of Preferred Stock, the
                    Corporation shall pay any documentary , stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name pursuant to Section 4.2(b)(iv)(A)(3).

                    (B) Mandatory Conversion. Subject to the adjustments set
               forth in Section 4.2(b)(iv)(C), each share of Preferred Stock shall be converted automatically into shares of the Corporation's Common Stock at the Series A Conversion Rate, Series B Conversion Rate or Series C Conversion Rate, as applicable, on the date a Qualifying IPO is consummated (the "Mandatory Conversion Date"). At least 60 days prior to the Mandatory Conversion Date, the Corporation shall (1) notify all holders of the Preferred Stock of such event; (2) demand that all shares representing the Preferred Stock be returned to the Corporation's offices or to the designated transfer agent; and (3) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within 30 days after the Mandatory Conversion Date, the Corporation shall deliver a certificate to and in the name of the holder of the Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with Section 4.2(b)(iv)(A)(2) for any fractional shares, if any, for the shares of Preferred Stock represented by the certificate. The name of the person in which the Preferred Stock was issued shall be treated as the stockholder of record of the Common Stock in which the Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and previously declared and unpaid dividends, as of the Mandatory Conversion Date, on shares of Preferred Stock converted pursuant to this Section 4.2(b)(iv)(B). Upon such conversion, the rights of the holders of Preferred Stock with respect to the shares of Preferred Stock so converted shall cease.

                    (C) Certain Matters With Respect to Conversion.

                         (1) The Corporation has reserved and shall continue to
                    reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

                         (2) The Series A Conversion Rate, Series B Conversion
                    Rate and Series C Conversion Rate shall be subject to adjustment as follows:

                         (a) In case the Corporation shall (i) pay a dividend or
                    make a distribution on its Common Stock in shares of Common Stock of the Corporation, (ii) subdivide or split its outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the Series A Conversion Rate, Series B Conversion Rate and Series C Conversion Rate following the effective date of such event shall be equal to the product of the Series A Conversion Rate, Series B Conversion Rate or Series C Conversion Rate, respectively, in effect immediately prior to such adjustment multiplied by a fraction, the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares outstanding immediately prior to such event.

                         (b) In the event the Corporation at any time or from
                    time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they each would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they each thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holders of Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

                         (c) If Common Stock issuable upon the conversion of
                    Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                         (d) Adjustments to the Series A Conversion Rate, Series
                    B Conversion Rate and Series C Conversion Rate shall also be made for certain dilutive issuances of additional shares of capital stock by the Corporation as set forth in this
                    Section 4.2(b)(iv)(C)(2)(d).

                         (i) Special Definitions. For purposes of this Section 4.2(b)(iv)(C)(2)(d), the following definitions shall apply:

                              (A) "Option" means rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock.

                              (B) "Additional Shares of Stock" (i) with respect to the Series A Preferred Stock, all shares of Common Stock or Preferred Stock issued by the Corporation after the date that shares of Series A Preferred Stock are first issued by the Corporation (the "Series A Initial Issue Date") for which the consideration per share (determined pursuant to Section 4.2(b)(iv)(C)(2)(d)(iii)) is less than the Series A Conversion Rate in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Stock; (ii) with respect to the Series B Preferred Stock, all shares of Common Stock or Preferred Stock issued by the Corporation after the date that shares of Series B Preferred Stock are first issued by the Corporation (the "Series B Initial Issue Date") for which the consideration per share (determined pursuant to Section 4.2(b)(iv)(C)(2)(d)(iii)) is less than the Series B Conversion Rate in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Stock;

                              (iii) with respect to the Series C Preferred
                              Stock, all shares of Common Stock or Preferred Stock issued by the Corporation after the date that shares of Series C Preferred Stock are first issued by the Corporation (the "Series C Initial Issue Date") for which the consideration per share (determined pursuant to Section 4.2(b)(iv)(C)(2)(d)(iii)) is less than the Series C Conversion Rate in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Stock, provided, however that in the case of any series of Preferred Stock, not including any shares of Common Stock or Preferred Stock issued or issuable:

                                   (I) upon exercise of any Options outstanding on the Series C Initial Issue Date; provided, however that if the Corporation, after the Series C Initial Issue Date, amends the exercise price or the number of shares covered by any Options outstanding on the Series C Initial Issue Date, then such Options, as so amended, shall be deemed to have been issued after the Series C Initial Issue Date;

                                   (II) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.2(b)(iv)(C)(2)(b) or (c) above;

                                   (III) upon exercise of Options granted to employees or directors of, or consultants to, the Corporation pursuant to a valid option plan adopted by the Corporation;

                                   (IV) to employees or directors of, or
                                   consultants to, the Corporation pursuant to a valid stock purchase plan adopted by the Corporation; or

                                   (V) upon exercise of warrants or other
                                   securities convertible into Common or
                                   Preferred Stock issued in connection with a credit facility, but not to exceed an aggregate of $200,000 in value (as determined by the exercise price) in any six month period.

                         (ii) Adjustment of Conversion Rates Upon Issuance of
                              Additional Shares of Stock. In the event the Corporation shall at any time issue Additional Shares of Stock with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, then and in such event, such Series A Conversion Rate, Series B Conversion Rate or Series C Conversion Rate, as applicable, shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Rate, the Series B Conversion Rate or Series C Conversion Rate, as applicable, then in effect by a fraction:

                              (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Stock so issued would purchase at such Series A Conversion Rate, Series B Conversion Rate or Series C Conversion Rate, as applicable; and

                              (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Stock so issued.

                        (iii) Determination of Consideration. For purposes of
                              this Section 4.2(b)(iv)(C)(3)(d)(iii), the consideration received by the Corporation for the issue of any Additional Shares of Stock shall be computed as follows:

                              (A) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                              (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

                              (C) in the case of the issuance of Options, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Options plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section).

                    (3) Whenever the number of shares of Common Stock into which any share of Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of the affected Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for the Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4.2(b)(iv)(C)(9) below, the certificate shall be conclusive evidence that the adjustment is correct.

                    (4) The adjustments herein provided for shall be made successively when the event giving rise to such adjustment occurs and shall become effective immediately following the record date for any event for which a record date is designated and on the effective date for any other event.

                    (5) Shares of Preferred Stock that have been converted as provided herein shall revert to the status of authorized but unissued shares of Preferred Stock.

                    (6) For purposes of any computation of the number of shares of Common Stock outstanding, such computation shall be made assuming conversion of all then outstanding shares of Preferred Stock and all outstanding currently exercisable warrants and vested options.

                    (7) No adjustment in the number of shares of Common Stock into which each share of Preferred Stock is convertible need be made unless the adjustment would require an increase of at least one-half of one percent (.5%) in the number of shares of Common Stock into which each share of Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2(b)(iv)(C) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                    (8) In any case in which this Section 4.2(b)(iv)(C) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (a) the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment; and (b ) the delivery of a check for any remaining fractional shares as provided in Section 4.2(b)(iv)(A)(2) above.

                    (9) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4.2(b)(iv)(C) shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4.2(b)(iv)(C), such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the affected Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as applicable, and any dispute shall be resolved promptly (and in no event later than 90 days after any challenge), at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as applicable. Any such determination shall be deemed approved if the requisite holders have not notified the Corporation of any challenge within

                    30 days after receiving notice (including a statement in reasonable detail of the bases therefor) of such determination.

               (v) Voting Rights.

                    (A) Except as otherwise set forth in this Section 4.2(b)(v)
               or as otherwise required by law, each share of Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote in the number of votes equal at any time to the number of shares of Common Stock into which each share of Preferred Stock would then be convertible, and the holders of the Preferred Stock shall vote with the holders of the Common Stock as a single class.

                    (B) In addition to any vote or consent of shareholders or
               directors required by law or this Amended and Restated Certificate of Incorporation, so long as any originally issued Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remains outstanding, the Required Consent of the holders of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock shall be necessary for effecting, validating or permitting:

                         (1) any amendment, alteration or repeal of any of the
                    provisions of the Corporation's Amended and Restated Certificate of Incorporation or the Bylaws affecting the rights, powers and preferences of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, provided, however that the Required Consent for this subparagraph (1) shall be of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, voting as separate classes and only if such series is affected; or

                         (2) any consolidation or merger of the Corporation with
                    or into any other corporation, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization; any transaction or series of related transactions in which excess of 50% of the Corporation's voting power is transferred; any reclassification or recapitalization of any capital stock of the Corporation; any dissolution, liquidation, or winding up of the Corporation; or any sale of more than 50% of the assets of the Corporation, or any agreement to become so obligated; provided, however that the Required Consent for this subparagraph (2) shall be of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class.

                    (C) The rights of the holders of the Preferred Stock set
               forth in this Section 4.2(b)(v) may be exercised either at a special meeting of the holders of each series of Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings, special meetings or by the written consent of the holders of Preferred Stock, as applicable.

                    (D) A special meeting of the holders of Preferred Stock for purposes of voting on matters with respect to which the holders of such shares are entitled to vote as a class may be called by the Secretary of the Corporation or by a holder of Preferred Stock designated in writing by the holders of record of 10% of the shares of such series of Preferred Stock then outstanding. Such meeting may be called at the expense of the Corporation by any such person. At any meeting of the holders of each series of Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of such series of Preferred Stock then outstanding shall constitute a quorum of the such series of Preferred Stock.

               (vi) Miscellaneous.

                    (A) Headings of Sections. The headings of the various
               subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                    (B) Severability of Provisions. If any voting powers,
               preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth herein (as so amended) that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(c) Other Series of Preferred Stock. Subject to the approval requirements contained herein, the Board of Directors is hereby expressly authorized by resolution from time to time adopted providing for the issuance of preferred stock, to fix and state the designations, powers, preferences and relative, optional and other special rights of the shares of each series of preferred stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following with respect to which the Board of Directors shall determine to make effective provisions:

          (i) the distinctive name and serial designation;

          (ii) the dividend payment dates;

          (iii) the rate or rates at which dividends if any shall be paid;

          (iv) whether dividends are to be cumulative or noncumulative, and any preferential or other special rights with respect to the payment of dividends;

          (v) whether any series shall be redeemable and if so, the terms, conditions and manner of redemption, and the redemption price or prices;

          (vi) he rights of any series on voluntary or involuntary liquidation, dissolution or winding up, including the amounts or amounts of preferential or other payments to which any series is entitled over any other series or over the common stock;

          (vii) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over dividends on the common stock;

          (viii) the number of shares of such series;

          (ix) the voting rights, if any, for such series; and

          (x) the conversion rights, if any, for such series.

     Unless otherwise provided in the resolution of the Board of Directors providing for the issue thereof, the shares of any series of preferred stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise may by resolution of the Board of Directors be returned to the status of authorized but unissued preferred stock of the same or other series. Unless otherwise provided in the resolution of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution by the Board of Directors. In case the number of shares of any such series of preferred stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued preferred stock, undesignated as to series.

                                    ARTICLE V

                             LIMITATION ON LIABILITY

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another Corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article. No amendment or repeal of this Article shall adversely affect any right or protection existing under or pursuant to this
Article immediately before the amendment or repeal.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE VIII

                              AMENDMENTS TO BYLAWS

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                            [signature page follows]

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation has been executed this 31st day of August 2000.

                                      ARRAY BIOPHARMA INC.

                                      By: /s/ ROBERT CONWAY
                                          --------------------------------------
                                          Robert Conway, Chief Executive Officer

                                    EXHIBIT B

        PURCHASERS                                                SHARES
        ----------                                                ------
             ARCH Venture Fund III, L.P.                               204,779
             Frazier Healthcare II, L.P.                                16,667
             Boulder Ventures II, L.P.                                 136,587
             Boulder Ventures II, (Annex) L.P.                          20,410
             Falcon Technology Partners, L.P.                          156,997
             Rovent II Limited Partnership                              50,000
             Mitsui & Co. (U.S.A.), Inc.                                34,130
             David Snitman, Ph.D.                                      266,667
             Anthony D. Piscopio, Ph.D.                                  1,667
             K.C. Nicolaou, Ph.D.                                       50,000
             Frank A. Bonsal, Jr.                                        5,834
             The Caruthers Family, L.L.C.                               33,936
             Michael Carruthers                                          3,332
             Christopher D. Ozeroff                                     13,621
             William R. Roberts                                          1,207
             Kirby L. Cramer                                            83,333
             Joseph Lefkoff                                              4,166
             Mosaix Ventures, LP                                       166,667
             Vector Later-Stage Equity Fund II, L.P.                   104,167
             Vector Later-Stage Equity Fund II (Q.P.), L.P.            312,500
             TOTAL:                                                  1,666,667

                                    EXHIBIT C

                               DISCLOSURE SCHEDULE


         General - The Array BioPharma Inc. unaudited financial statements for the year ended June 30, 2000 are included by reference to all applicable representations.

         3.7 Material Contracts - (a) From time to time, Array BioPharma Inc. purchases analytical instruments and other capital equipment, generally pursuant to a purchase order. Such purchase orders have occasionally been in excess of $300,000, and are periodically in excess of $30,000. Array BioPharma Inc. has recently ordered various analytical instruments for on-going operations and expansion at a cost of approximately $1,200,000. Array BioPharma Inc. licenses an assortment of scientific and business software, the license fees for, which are currently as high as $80,000 per year.

         Significant Sales Agreements with future commitments:

Customer                   Date         Type of Agreement
--------                   ----         -----------------
Eli Lilly                  4/00         Lead Optimization
ICOS                       8/00         Lead Optimization
CellTech                   6/99         Diversity Library
Tularik                    5/99         Diversity Library
Merck                     Various       Custom Libraries
DuPont                     8/00         Diversity Library
ICOS                       1/00         Process Scale-up
Neurocrine                 10/99        Custom Library
Various Other             Various       Building Blocks & Custom
                                        Synthesis or Libraries

         Leases were entered into in July 1998, and April 1999 by and between Amgen Inc. and Array BioPharma Inc. with a term of three years from the earlier date for the premises located at 1885 33rd Street, Boulder Colorado and providing for monthly rental payments of approximately $47,000 (triple net). A building lease was entered into for a facility in Longmont Co. located at 2620 Trade Centre Avenue in February 2000 by and between Pratt Management Co. and Array BioPharma with a term expiring May 2005 and monthly rental payments of approximately $23,000 (triple net).

         Agreements with a laboratory cabinet manufacturer, a mechanical contractor and a general contractor were entered into in April 2000 for the purpose of providing hoods, cabinets, and improvements to the Longmont facility in the amount of approximately $3,000,000.

         Software license agreement entered into in June of 1998, by and between Tripos Inc. and Array BioPharma Inc. with a term of three years and providing for yearly payments of approximately $80,000.

         From time to time, Array BioPharma Inc. has had, in the normal course of business negotiations, informal and preliminary discussions with representatives of other corporations regarding the potential for various kinds of business collaborations, including the possibility of acquisition of an equity interest in Array BioPharma Inc.

         Array has agreed to provide a fellowship to Scripps in the amount of $40,000.

         3.8 Obligations to Related Parties - Array BioPharma Inc. has loaned the following amounts to certain of its executive officers. All of the loans were made in May 1998 and are evidenced by promissory notes that bear simple interest at 6% per annum. Principal and interest is due four years from the date the loan was made. There are no periodic interest payments required.

             Kevin Koch - $100,000
             KC Nicolaou - $125,000
             Anthony Piscopio - $125,000

         3.9 Assets - Leases were entered into in July 1998, and April 1999 by and between Amgen Inc. and Array BioPharma Inc. with a term of three years from the earlier date for the premises located at 1885 33rd Street, Boulder Colorado and providing for monthly rental payments of approximately $47,000 (triple net). A building lease was entered into for a facility in Longmont Co. located at 2620 Trade Centre Avenue in February 2000 by and between Pratt Management Co. and Array BioPharma with a term expiring May 2005 and monthly rental payments of approximately $23,000 (triple net).

         Nearly all of Array BioPharma Inc.'s capitalized equipment is pledged as collateral (UCC documents filed) for a combined equipment lease line of $7,500,000 through Silicon Valley Bank and Leasing Technologies, Inc.

         3.10 Intellectual Property - Array BioPharma Inc. has a federal TM application pending.

         3.14 Employees and Consultants - Array BioPharma Inc. has entered into employment agreements each with a term of 2 years and that continue for one year terms from year to year with the following individuals in the respective capacity:

              Robert Conway (CEO) October 1999
              Kevin Koch (President) July 1998(1)
              David Snitman (Chief Operating Officer) July 1998(1) Anthony Piscopio (Vice President of Chemistry) July 1998(1) John Josey (Director) July 1998(1)
              Larry Burgess (Director) July 1998(l)

              (1) indicated agreements amended and renewed effective July 2000.

         As of the date hereof, Array BioPharma Inc. has entered into negotiations regarding employment agreements or amended employment agreements, as the case may be, with the following people: Michael Carruthers (CFO); Joanna Money (Director); Kevin Koch (President); David Snitman (Chief Operating Officer); Anthony Piscopio (Vice President of Chemistry); John Josey (Director); and Larry Burgess (Director).

         3.15 Employee Benefit Matters - Array BioPharma Inc. maintains a
401(k) savings Plan which has the ability to match certain employee contributions. Beginning August 2000, Array BioPharma Inc. began a match of 50% of the employee's contribution applied to the first 4% of pay contributed by the employee.

         Array BioPharma Inc. provides a health insurance program requiring nominal employee contributions for payment of premium. This Plan is partially self-insured by Array BioPharma Inc. with aggregate and specific stop loss insurance.

         3.19 Environmental Matters - Array BioPharma Inc. estimates that it will continue to incur expenditures of approximately $30,000 to $70,000 per year related to compliance with environmental and occupational health and safety laws.

                                   EXHIBIT D

                               AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                               AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         This Amendment No. 1 to Amended and Restated Investors Rights Agreement (this "Amendment") is made and entered into as of the 31st day of August, 2000, by and among Array BioPharma Inc., a Delaware corporation (the "Company"), and each of those persons and entities whose names are set forth under the heading "Investors" or "Common Stockholders" on the signature page attached hereto,

                                    RECITALS

A. The Company, certain of the Investors and the Common Stockholders previously entered into that certain Amended and Restated Investor Rights Agreement, dated as of November 16, 1999 (the "Investor Rights Agreement").

B. The Company, certain Investors and the Common Stockholders have entered into that certain Series C Preferred Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company will issue and sell, and the Investors will purchase, certain shares of the Company's Series C Preferred Stock (the "Stock").

C. As a condition to the closing of the purchase of the Stock under the Purchase Agreement, the Company, the Investors and the Common Stockholders desire to amend the Investor Rights Agreement as provided herein.

         Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Investor Rights Agreement as follows:

                                   AMENDMENTS


1. The following definitions in Section 1 of the Investor Rights Agreement shall be amended in their entirety to read as follows:

         (j) "Preferred Stock" shall mean any series of preferred stock of the Company including, without limitation, Series A Preferred, Series B Preferred or Series C Preferred.

         (s) "Shareholders Agreement" shall mean that certain Amended and Restated Shareholders Agreement dated as of November 16, 1999, as amended, by and among the Company and those certain holders of the Company's outstanding capital stock identified therein.

2. The following new definition shall be added as Section 1(r) of the Investor Rights Agreement:

           (r) "Series C Preferred Stock" shall mean the Series C Preferred Stock, $.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted, or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

3. Section 3.1 of the Investor Rights Agreement shall be amended in its entirety to read as follows:

         SECTION 3. OTHER COVENANTS OF THE COMPANY

                  The Company shall comply with the following covenants until the conversion of Investors' Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock:

                  3.1 SIGNIFICANT TRANSACTIONS. In addition to any vote or consent of shareholders or directors required by law or the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), so long as any originally issued Preferred Stock remains outstanding, the Required Consent of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting as separate classes for the transaction described in Section 3.1(a) and together as a single class for the transactions described in Section 3.1(b), either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting, validating or permitting:

                  (a) any amendment, alteration or repeal of any of (i) the provisions of the Certificate or the Bylaws of the Company affecting the rights, powers and preferences of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, or
         (ii) the provisions of Article IV of the Certificate; or

                  (b) any consolidation or merger of the Company with or into any other corporation, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization; any transaction or series of related transactions in which excess of 50% of the Company's voting power is transferred; any reclassification or recapitalization of any capital stock of the Company; any dissolution, liquidation, or winding up of the Company; or any sale of more than 50% of the assets of the Company, or any agreement to become so obligated.


                                  MISCELLANEOUS


1. Interpretation. Except as expressly amended by this Amendment, the Investor Rights Agreement shall remain in full force and effect without change.

2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

3. Effective Time. This Amendment shall be effective following its execution by the holders of at least 66-2/3% of the outstanding shares held by the Holders (as defined in the Investor Rights Agreement) and at least a majority of the Common Stockholders, in accordance with Section 4.1 of the Investor Rights Agreement.

4. Additional Investors. Each party who purchases Stock pursuant to the Purchase Agreement agrees to be bound by the terms of the Investor Rights Agreement and shall be deemed an additional "Investor" for all purposes thereunder.


                            [signature pages follow]

                                   EXHIBIT E

                               AMENDMENT NO. 2 TO
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                               AMENDMENT NO. 2 TO
                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         This Amendment No. 2 to Amended and Restated Shareholders Agreement (this "Amendment ") is entered into as of the 31st day of August, 2000, by and among Array BioPharma Inc., a Delaware corporation (the "Company") and each of those persons listed on the signature pages hereto as either "Investors", "Founders" or "Holders ".

                                    RECITALS

         A. The Company, Founders and certain Investors and Holders previously entered into that certain Amended and Restated Shareholders Agreement, dated as of November 16, 1999 (as amended heretofore, the "Shareholders Agreement").

         B. The Company, certain Investors and Founders have entered into that certain Series C Preferred Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company will issue and sell, and the Investors and Founders will purchase, certain shares of the Company's Series C Preferred Stock (the "Stock").

         C. As a condition to the closing of the purchase of the Stock under the Purchase Agreement, the Company, Investors, Founders and Holders desire to amend the Shareholders Agreement as provided herein.

         D. The Investors and Founders acknowledge that the Company has complied with its obligations under Section 3 of the Shareholders Agreement relating to Rights of First Refusal in connection with the issuance of the Stock under the Purchase Agreement and waive such right solely in connection with the issuance of Stock under the Purchase Agreement.


         Now, Therefore, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree that the Shareholders Agreement shall be amended as follows:

                                   AMENDMENTS

1. In Section 1 of the Shareholders Agreement, the definition of "Preferred Stock" shall be amended in its entirety to read as follows:

                  "Preferred Stock" shall mean any series of preferred stock of the Company, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock.

2. In Section 1 of the Shareholders Agreement, the following definition shall be added:

                  "Series C Preferred Stock" shall mean the Series C Preferred Stock, $0.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

3. Section 2.2(a) of the Shareholders Agreement shall be amended in its entirety to read as follows:

         2.2 Right of First Offer.

                  (a) If at any time, other than pursuant to an Exempt Transfer, any Shareholder or their Related Party (each, a "Seller") desires to Transfer any or all of the Shares or any rights to Shares held by such Seller to any person, such Seller shall reduce to writing the terms pursuant to which Seller desires to Transfer such Shares (a "Transfer Offer"). The Transfer Offer shall identify the number of Shares to be transferred, the consideration for the Shares, the identity of any third party offeror, and all the other terms and conditions of such Transfer Offer. The Seller shall deliver the Transfer Offer to the Company, Founders and Investors. Notwithstanding anything to the contrary contained herein, for any Transfer by an Investor or Founder, or their Exempt Transferees, of:

                           (i) Series A Preferred Stock, the rights set forth in
                  this Section 2.2 shall be limited to Transfer Offerees holding Series A Preferred Stock;

                           (ii) Series B Preferred Stock, the rights set forth
                  in this Section 2.2 shall be limited to Transfer Offerees holding Series B Preferred Stock; or

                           (iii) Series C Preferred Stock, the rights set forth
                  in this Section 2.2 shall be limited to Transfer Offerees holding Series C Preferred Stock.

         Notwithstanding anything to the contrary contained herein, Section 2.3 shall not apply to any such Transfer of Series B Preferred Stock or Series C Preferred Stock.


                                  MISCELLANEOUS

1. Interpretation. Except as expressly amended by this Amendment, the Shareholders Agreement shall remain in full force and effect without change.

2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

3. Effective Time. This Amendment shall be effective following its execution by the Founders who hold two thirds of the Shares (as defined in the Shareholders Agreement) held by the Founders, the Investors who hold two-thirds of the Shares (as defined in the Shareholders Agreement) held by the Investors and Holders who hold 51% of the Shares (as defined in the Shareholders Agreement) held by Holders, each voting as a class, in accordance with Section 7.1 of the Shareholders Agreement.

4. Additional Investors. Each party who purchases Stock pursuant to the Purchase Agreement agrees to be bound by the terms of the Shareholders Agreement and shall be deemed an additional "Investor" for all purposes thereunder.


                            [signature pages follow]

                                   EXHIBIT F

                                 CAPITALIZATION

                     OF THE COMPANY AS OF THE CLOSING DATE

     Array BioPharma          CAPITALIZATION TABLE                     8/31/2000
     Confidential

Ownership Structure as of
August 31, 2000

                                                   SHARES        PURCHASE                        PURCHASE
                                                  COMMON @        PRICE          SHARES A @        PRICE           SERIES B @
STOCKHOLDERS                         OPTIONS      $0.235/SH.      COMMON         $1.00/SH.       SERIES A           $2.50/SH.
------------                         -------      ----------    -----------      ----------     -----------        ----------
ARCH Venture Fund III, LP                                       $        --       1,500,000     $ 1,500,000         604,446
FRAZIER & Company                                               $        --       1,500,000     $ 1,500,000         604,446
BOULDER VENTURES II                                 130,500     $    30,668         870,000     $   870,000         403,166
BOULDER VENTURES II ANNEX                            19,500     $     4,583         130,000     $   130,000          60,243
FALCON TECHNOLOGY                                   150,000          35,250       1,000,000     $ 1,000,000         463,409
ADVENT International, Inc.                                      $        --         750,000     $   750,000         120,000
MITSUI & Company                                                $        --         250,000     $   250,000         100,741
Marvin Caruthers                                     18,750     $     4,406         250,000     $   250,000          80,000
Frank Bonsal                                                                         50,000     $    50,000          10,000
Mike Carruthers                       100,387        44,505     $    10,459          25,000     $    25,000           8,000
Richard Daly                                                                         25,000     $    25,000           9,600
Christopher Ozeroff                                                                  20,000     $    20,000           4,000
William Roberts                                                                      10,000     $    10,000           2,400
Theresa A. Koch                        20,819        10,457     $     2,457           5,000     $     5,000          12,500


FOUNDING MANAGEMENT
Kevin Koch                             76,172       664,396     $   156,074                                          26,000
Tony Piscopio                          65,734       662,977     $   155,741                                          30,000
KC Nicolaou                                         648,654     $   152,375                                         252,000
David Snitman                          76,172       664,397     $   156,075         250,000     $   250,000         356,148

SERIES C INVESTORS
Kirby Cramer
Joseph Lefkoff
Vector Fund Management
Mosaix Ventures
                                    ---------     ---------     -----------     -----------     -----------       ---------
Total Series A, B & Founders          339,284     3,014,136     $   708,087       6,635,000     $ 6,635,000       3,147,099

Other - Preferred Series B                                                                                           52,900
Other - Common                                      851,607     $   287,728

SILICON VALLEY (Warrants)                                                            47,000                          50,000
LTI (Warrants)                                                                       16,500

Options Issued less included in
Founders and Investors (above)      2,658,855
                                    ---------     ---------     -----------     -----------     -----------       ---------
Total                               2,998,139     3,865,743     $   995,814       6,698,500     $ 6,635,000       3,249,999
                                    =========     =========     ===========     ===========     ===========       =========





                                    PURCHASE                         PURCHASE         TOTAL          POST
                                     PRICE         SERIES C @         PRICE           SHARES        TOTAL %
STOCKHOLDERS                        SERIES B        $6.00/SH.        SERIES C         (POST)       OWNERSHIP
------------                       -----------     -----------     -----------      ----------     ---------
ARCH Venture Fund III, LP          $ 1,511,116         204,779     $ 1,228,674       2,309,225       12.50%
FRAZIER & Company                  $ 1,511,116          16,667     $   100,002       2,121,113       11.48%
BOULDER VENTURES II                $ 1,007,914         136,587     $   819,522       1,540,253        8.34%
BOULDER VENTURES II ANNEX          $   150,608          20,410     $   122,460         230,153        1.25%
FALCON TECHNOLOGY                  $ 1,158,522         156,997     $   941,982       1,770,406        9.58%
ADVENT International, Inc.         $   300,000          50,000     $   300,000         920,000        4.98%
MITSUI & Company                   $   251,853          34,130     $   204,780         384,871        2.08%
Marvin Caruthers                   $   200,000          33,936     $   203,616         382,686        2.07%
Frank Bonsal                       $    25,000           5,834     $    35,004          65,834        0.36%
Mike Carruthers                    $    20,000           3,332     $    19,992         181,224        0.98%
Richard Daly                       $    24,000                                          34,600        0.19%
Christopher Ozeroff                $    10,000          13,621     $    81,726          37,621        0.20%
William Roberts                    $     6,000           1,207     $     7,242          13,607        0.07%
Theresa A. Koch                    $    31,250                                          48,776        0.26%


FOUNDING MANAGEMENT
Kevin Koch                         $    65,000                                         766,568        4.15%
Tony Piscopio                      $    75,000           1,667     $    10,002         760,378        4.11%
KC Nicolaou                        $   630,000          50,000     $   300,000         950,654        5.14%
David Snitman                      $   890,371         266,667     $ 1,600,002       1,613,384        8.73%

SERIES C INVESTORS
Kirby Cramer                                            83,333     $   499,998          83,333
Joseph Lefkoff                                           4,166     $    24,996           4,166
Vector Fund Management                                 416,667     $ 2,500,002         416,667
Mosaix Ventures                                        166,667     $ 1,000,002         166,667
                                   -----------       ---------     -----------      ----------      ------
Total Series A, B & Founders       $ 7,867,750       1,666,667     $10,000,002      14,802,186       80.10%

Other - Preferred Series B         $   132,250                                          52,900        0.29%
Other - Common                                                                         851,607        4.61%

SILICON VALLEY (Warrants)                                                               97,000        0.52%
LTL (Warrants)                                                                          16,500        0.09%

Options Issued less included in
Founders and Investors (above)                                                       2,658,855       14.39%
                                   -----------     -----------     -----------      ----------      ------
Total                              $ 8,000,000     $ 1,666,667     $10,000,002      18,479,048      100.00%
                                   ===========     ===========     ===========      ==========      ======

                                   EXHIBIT G

                       OPINION OF COUNSEL TO THE COMPANY

                                 August 31, 2000


To: The Purchasers under the Series C Preferred Stock Purchase Agreement dated August 31, 2000

         Re:  Array BioPharma Inc.; Series C Preferred Stock Purchase Agreement

Ladies and Gentlemen:

         This firm has acted as special counsel to Array BioPharma Inc., a Delaware corporation (the "Company"), in connection with the Series C Preferred Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), among the Company and certain investors identified as "Purchasers" on the signature pages thereto (collectively, the "Purchasers"). This opinion letter is furnished to you pursuant to the requirements set forth in Section 5.1(j) of the Purchase Agreement. Capitalized terms used herein that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein.

         For purposes of this opinion letter, we have examined copies of the following documents:

                  1. The Purchase Agreement, Amendment No. 2 to Amended and Restated Shareholders Agreement and Amendment No. 1 to Amended and Restated Investor Rights Agreement (collectively, the "Documents").

                  2. The Company's Amended and Restated Certificate of Incorporation (the "Certificate"), as certified by the Secretary of State of the State of Delaware on August 31, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated August 31, 2000.

                  5. Foreign qualification certificate issued by the Secretary of State of the State of Colorado dated August 21, 2000.

                  6. Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated August 22, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Purchase Agreement and the consummation of the transactions contemplated thereunder.

The Purchasers
August 31, 2000
Page 2


                  7. A certificate of an officer of the Company dated the date hereof as to certain facts relating to the Purchase Agreement and the Company.

                  8. A certificate of the Secretary of the Company, dated the date hereof, as to the incumbency and signatures of certain officers of the Company.

                  9. The common and preferred stock ledger of the Company certified by the Secretary of the Company as being accurate and complete as of the date hereof.

         We have not, except as specifically identified above, made any independent review or investigation of factual matters, including the assets, business or affairs of the Company. In our examination of the Documents and the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures (other than those on behalf of the Company in the Documents), the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. In rendering the following opinions with respect to the Company, we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company in or pursuant to the Documents and upon the officer's certificate identified in Paragraph 7 above and the Secretary's certificate identified in Paragraph 8 above. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representation of the Company since the Company has been a client of the firm.

         For purposes of this opinion letter, we have assumed that (i) the Purchasers have all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform their respective obligations under the Documents, (ii) the Purchasers have duly authorized, executed and delivered the Documents, (iii) the Purchasers, to the extent they are not individuals, are validly existing and in good standing in all necessary jurisdictions, (iv) the Documents constitute valid and binding obligations, enforceable against the Purchasers in accordance with their respective terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Documents.

The Purchasers
August 31, 2000
Page 3


         This opinion letter is based as to matters of law solely on applicable provisions of (i) the Delaware General Corporation Law and (ii) Colorado contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Colorado), except as to Paragraph (i) below, which is limited to the Securities Act of 1933, as amended, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities laws or regulations, antitrust or unfair competition laws or regulations, tax laws or regulations or communications laws or regulations).

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         (a) The Company was incorporated and is validly existing and in good standing as of the date specified in the certificate referred to in Paragraph 4 above under the laws of the State of Delaware.

         (b) The Company is authorized to transact business as a foreign corporation in the State of Colorado as of the date of the certificate specified in Paragraph 5 above. The Company is not qualified as a foreign corporation in any jurisdiction other than the State of Colorado.

         (c) The Company has the requisite corporate power and corporate authority to own or lease its properties and assets and to conduct its business as it is currently being conducted.

         (d) The Company has the corporate power and corporate authority to enter into the Documents and to perform its obligations thereunder.

         (e) The Documents are valid, binding and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law). In addition, we express no opinion as to the indemnification and contribution provisions contained in Section 2 of the Amended and Restated Investor Rights Agreement.

         (f) The execution, delivery and performance as of the date hereof by the Company of the Documents have been duly authorized by all necessary corporate action of the Company.

         (g) The authorized, issued and outstanding capital stock of the Company as of August 31, 2000 are as set forth in Section 3.2 of the Purchase Agreement. The shares of common stock issuable upon conversion of the Series C Preferred Stock (the "Conversion Shares") have been duly and validly reserved for issuance. When issued in compliance with the Certificate and the

The Purchasers
August 31, 2000
Page 4


Purchase Agreement, the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by the Company; provided, however, that the Conversion Shares are subject to restrictions on transfer under state and/or federal securities laws and the Documents. The shares of Series C Preferred Stock, when issued in accordance with the Certificate and the Purchase Agreement, will be validly issued, fully paid and non-assessable, and will be free of liens or encumbrances created by the Company; provided, however, that the shares of Series C Preferred Stock are subject to restrictions on transfer under state and/or federal securities laws and the Documents. Except as provided in the Documents, to our knowledge, there are no outstanding rights, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating the Company to issue or transfer any additional shares of Series C Preferred Stock.

         (h) The execution, delivery, and performance as of the date hereof by the Company of the Documents do not violate the Certificate or Bylaws of the Company.

         (i) Based on the covenants and representations of the Purchasers set forth in the Purchase Agreement and the representations of the Company officer referred to in Paragraph 7 above, the offer, issuance and sale of the Series C Preferred Stock to the Purchasers pursuant to the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

         The opinion expressed in Paragraph (e) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraph (e) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with transactions contemplated by the Purchase Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                                  Very truly yours,



                                                  HOGAN & HARTSON L.L.P.